Exhibit 32.2

CERTIFICATION PURSUANT TO
 18 U.S.C. SECTION 1350

In connection with the Annual Report on Form 10-K of Pluristem Therapeutics Inc. (the "Company") for the period ended June 30, 2017, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, as the Co-Chief Executive Officer of the Company, hereby certifies pursuant to 18 U.S.C. Section 1350 that, to my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: September 7, 2017

/s/ Yaky Yanay Yaky Yanay Co-Chief Executive Officer, President